UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2008, Montpelier Re Holdings Ltd. (the “Company”) announced the appointment of Thomas G. S. Busher as Head of European Operations, effective July 1, 2008.

Mr. Busher, who was previously appointed Deputy Chairman of the Company, effective, January 1, 2008, also serves as the Company’s Chief Operating Officer and is an Executive Vice President of the Company.

In connection with his appointment as Head of European Operations, the Board approved a new service agreement between the Company and Mr. Busher, effective July 1, 2008, which secures his services for 3 years subject to extension by mutual agreement.  Among other things, the new service agreement provides for an initial annual base salary of $650,000, plus an annual bonus and long-term incentives as determined by the Company’s Board of Directors.  The agreement also contains termination provisions substantially similar to those for other senior officers of the Company.

The foregoing is qualified in its entirety by reference to Mr. Busher’s service agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The press release announcing the appointment of Mr. Busher is furnished as Exhibit 99.1 to this report and is incorporated into this Form 8-K by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Service Agreement among Thomas G.S. Busher and Montpelier Re Holdings Ltd. dated April 3, 2008.

99.1	Text of Press Release dated April 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

April 3, 2008	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Service Agreement among Thomas G.S. Busher and Montpelier Re Holdings Ltd. dated April 3, 2008.

99.1	Text of Press Release dated April 3, 2008.